UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 17, 2011

HEMISPHERX BIOPHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27072	52-0845822
(state or other juris-	(Commission	(I.R.S. Employer
diction of incorporation)	File Number)	(Identification No.)

1617 JFK Boulevard, Philadelphia, Pennsylvania	19103
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (215) 988-0080

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 17, 2011, Hemispherx Biopharma, Inc. (the “Company”) received notice from the Staff of the NYSE Amex (the “Amex”) indicating that the Company is not in compliance with Section 704 of the Amex Company Guide which requires the Company to hold its 2010 Annual Stockholders’ Meeting (the “2010 Meeting”) no later than December 31, 2010.  The Company has been given until March 21, 2011 to submit a plan to regain compliance with this requirement.

As noted in prior reports on Form 8-K, the Company received SEC comments on its Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (the “2009 10-K”) that were unanticipated.  Despite the Company’s best efforts to resolve the matter to allow the annual meeting to be held by December 31, 2010, final resolution of the SEC staff’s accounting comments were not obtained until mid-February 2011.  The Company immediately filed an amended and restated 2009 10-K and amended and restated quarterly reports on Form 10-Q for the first three quarters of 2010.

The Company initially had planned on holding its 2010 Meeting on November 3, 2010, well within the required timeframe for compliance with Section 704.  However, as the Proxy materials needed to include, among other things, the 2009 10-K, the Company was required to postpone the 2010 Meeting until it could deliver the amended and restated 2009 10-K.  As soon as the SEC accounting issues were resolved, the Company rescheduled the 2010 Meeting for March 17, 2011.

The Company plans on notifying the Amex after the meeting and before March 21, 2011 that the meeting had been held thereby not requiring the submission of a plan to regain compliance.

If the Company does not submit a plan before March 21, 2011, or the holding of the meeting on March 17, 2011 or any plan submitted by the Company is not accepted by the Amex, the Company recognizes that it will be subject to delisting procedures as set forth in Section 1010 and Part 12 of the Amex Company Guide.

Item 9.01.   Financial Statements and Exhibits.

(c) Exhibits:

99.1	Press Release dated February 23, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEMISPHERX BIOPHARMA, INC.

February 23, 2011	By:	/s/ William A. Carter
William A. Carter M.D.,
Chief Executive Officer